Exhibit 99.1


    Cougar Biotechnology Presents Positive CB7630 Phase II Data at
            Prostate Cancer Foundation Scientific Retreat

      Interim Phase II Results Confirm Efficacy of CB7630 in Both
    Chemotherapy Naive and Chemotherapy Refractory Prostate Cancer
                               Patients


    LOS ANGELES--(BUSINESS WIRE)--Oct. 12, 2007--Cougar Biotechnology, Inc. (OTCBB: CGRB) today announced that results from ongoing Phase I and Phase II clinical trials of Cougar's investigational drug CB7630 (abiraterone acetate) were presented at the Prostate Cancer Foundation Scientific Retreat on October 11th. The Prostate Cancer Foundation Scientific Retreat is currently taking place in Lake Tahoe, Nevada.

    During his oral presentation entitled "Inhibitors of Androgen
Metabolism: Abiraterone," Dr. Johann S. DeBono from The Institute of Cancer Research and The Royal Marsden NHS Foundation Trust in the United Kingdom presented data from two ongoing clinical trials of CB7630. These trials include a Phase I/II trial of CB7630 in patients with hormone refractory, chemotherapy naive, prostate cancer (COU-AA-001) and a Phase II trial of CB7630 in patients with advanced prostate cancer who have failed androgen deprivation and docetaxel-based chemotherapy (COU-AA-003). The data from these respective trials are further detailed below.

    Phase I/II Trial of CB7630 (Abiraterone Acetate) in Patients with Hormone Refractory, Chemotherapy Naive, Prostate Cancer (COU-AA-001)

    The Phase I/II trial of CB7630 was conducted at The Institute of Cancer Research and at The Royal Marsden NHS Foundation Trust in the United Kingdom. In the trial, CB7630 was administered orally, once daily, to chemotherapy-naive patients with castration resistant prostate cancer (CRPC), who had progressive disease despite treatment with LHRH analogues and multiple other hormonal therapies. To date, a total of 52 patients have been treated in the Phase I/II trial, including 18 patients treated in the Phase I portion of the trial and 34 patients treated in the Phase II portion of the trial. Of the 44 patients who were evaluable, all of the patients had radiological evidence of metastatic disease with 31 patients (70%) having evidence of bone metastases and 21 patients (48%) having measurable disease as per the RECIST criteria. Moreover, all of the patients had previously failed treatment with LHRH analogs and antiandrogens, while 22 patients (50%) had failed treatment with diethylstilboestrol and 20 patients (45%) had failed treatment with steroids.

    During his oral presentation, Dr. DeBono reported that CB7630 was well tolerated at doses as high as 2000 mg/day with minimal toxicity. Moreover, no dose limiting toxicity has been observed in the trial to date.

    Of the 44 evaluable patients from the Phase I/II trial, 27 patients (61%) experienced a confirmed decline in prostate specific antigen (PSA) levels of greater than 50% and 11 patients (25%) experienced PSA declines of greater than 90%. Of the 21 evaluable patients with measurable tumor lesions, treatment with CB7630 resulted in partial radiological responses (as measured by the RECIST criteria) in 12 patients (57%), with 7 patients demonstrating ongoing stable disease and 3 patients experiencing regressing bone disease on imaging. Individual patients treated with CB7630 also experienced improvement in pain and a reduction in opioid use. For the 44 evaluable patients in the trial, the median time to PSA progression was estimated to be 252 days (8.4 months).

    A Phase II Open Label Study of CB7630 (Abiraterone Acetate) in Patients with Advanced Prostate Cancer Who Have Failed Androgen
Deprivation and Docetaxel-Based Chemotherapy (COU-AA-003)

    The Phase II trial of CB7630 in patients with advanced prostate cancer who have failed docetaxel-based chemotherapy is being conducted at numerous locations in the United States and United Kingdom. In the trial, CB7630 is administered orally, once daily, to patients with castration resistant prostate cancer who have failed treatment with androgen deprivation therapy and failed treatment with first line docetaxel-based chemotherapy. To date, a total of 44 patients have been enrolled in the trial.

    In his oral presentation, Dr. DeBono provided an update on the 28 patients in this Phase II trial who have been treated in the United Kingdom and have been in the study for over 3 months. All of the 28 patients had failed treatment with LHRH analogs and antiandrogens, 20 patients (71%) had failed treatment with steroids and 14 patients (50%) had failed treatment with diethylstilboestrol. Moreover, all of the patients in the study had failed treatment with docetaxel and 10 patients (36%) had failed treatment with an additional cytotoxic agent (mitoxantrone, estramustine, vinorelbine, cyclophosphamide).

    Of the 28 patients who have been treated in the Phase II trial, CB7630 was well tolerated with only minimal toxicity in this post-docetaxel population. Of the 28 patients treated, 14 patients (50%) experienced a confirmed decline in PSA levels of greater than 50% and 5 patients (18%) experienced PSA declines of greater than 90%. Of the 18 evaluable patients with measurable tumor lesions, 4 patients (22%) experienced confirmed partial radiological responses (as measured by the RECIST criteria) and 9 patients experienced ongoing stable disease. Individual patients treated with CB7630 also experienced improvement in pain and a reduction in opioid use. For the 28 evaluable patients in the trial, the median time to progression was estimated to be 167 days (23.9 weeks).

    Dr. Arie S. Belldegrun, M.D., FACS, Vice Chairman of the Board of Directors of Cougar Biotechnology, said, "We are pleased to have the opportunity to present clinical data on CB7630 at a prominent meeting like the Prostate Cancer Foundation Scientific Retreat and view it as an important opportunity to build awareness of the drug prior to the advancement of the clinical development of CB7630 into Phase III trials, which are currently scheduled for next year. We look forward to continuing our relationship with the Prostate Cancer Foundation throughout the course of the clinical development of CB7630." Alan H. Auerbach, Chief Executive Officer and President of Cougar Biotechnology, added, "The data from both trials of CB7630 presented at the Prostate Cancer Foundation Scientific Retreat continues to support the potential role of the drug in the treatment of CRPC. We continue to be pleased with the strong evidence of antitumor activity in patients who were both chemotherapy naive and chemotherapy refractory, both of which represent significant unmet medical needs in prostate cancer. We continue to have strong confidence in the potential of CB7630 in both of these patient populations."

    About Cougar Biotechnology

    Cougar Biotechnology, Inc. is a Los Angeles-based biotechnology company established to in-license and develop clinical stage drugs, with a specific focus on the field of oncology. Cougar's oncology portfolio includes CB7630, a targeted inhibitor of the 17-alpha hydroxylase/c17,20 lyase enzyme, which is currently being tested in Phase II clinical trials in prostate cancer; CB3304, an inhibitor of microtubule dynamics, which is currently in a Phase I trial in hematological malignancies and CB1089, an analog of vitamin D, which has been clinically tested in a number of solid tumor types.

    Further information about Cougar Biotechnology can be found at www.cougarbiotechnology.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements related to the timing of potential clinical trial initiations, benefits to be derived from Cougar's drug development programs, including the potential advantages of CB7630, its potential for use in the treatment of CRPC and in second line hormone and chemotherapy treatment settings. Such statements involve risks and uncertainties that could cause Cougar's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in clinical trials, and drug development and commercialization, including the uncertainty of whether results in testing of CB7630 will be predictive of results in later stages of development. For a discussion of these and other factors, please refer to Cougar's annual report on Form 10-KSB for the year ended December 31, 2006 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Cougar undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.


    CONTACT: Cougar Biotechnology, Inc.
             +1-310-943-8040
             Alan H. Auerbach, Chief Executive Officer and President ahauerbach@cougarbiotechnology.com
             Mariann Ohanesian, Director of Investor Relations mohanesian@cougarbiotechnology.com or
             Russo Partners, LLC
             David Schull, +1-212-845-4271
             David.schull@russopartnersllc.com
             Andreas Marathovouniotis, +1-212-845-4253
             Andreas.marathis@russopartnersllc.com